Exhibit 10.16

AGREEMENT AND RELEASE

This AGREEMENT AND RELEASE, dated as of July 20th 2004 is made and entered into by and between Commonwealth Telephone Enterprises, Inc. and its former or current directors, officers, administrators, trustees, shareholders, agents, employees, legal representatives, servants, divisions, partnerships, its and their partners, predecessors, insurers, any and all benefit plans, parents, subsidiaries, affiliated corporations, successors and assigns (hereinafter collectively referred to as “the Company”), and James DePolo, (hereinafter, the “Executive,” which includes himself and his legal representatives, agents, heirs, executors, administrators, successors and assigns), an adult individual, for the following purpose and with reference to the following facts:

WHEREAS, Executive has been employed by the Company as its Chief Operating Officer, and in connection with Executive’s anticipated separation from the Company, the parties desire to establish the terms of the cessation of their employment relationship.

NOW, THEREFORE, intending to be legally bound hereby, the Company and Executive agree as follows:

1.    Job Duties.    Executive will satisfactorily perform his duties and responsibilities as Chief Operating Officer of the Company (as such duties and responsibilities are defined, from time to time, by the Company’s Chief Executive Officer) until a replacement commences employment with the Company, but in no event later than January 31, 2005. Once a replacement for the Chief Operating Officer position commences employment, Executive will continue employment with the Company and satisfactorily perform the duties and responsibilities of Community Affairs Advocate (as such duties are mutually agreed to, from time to time, by the Executive and the Company’s Chief Executive Officer) through and including July 31, 2006. It is further understood and acknowledged that the Executive may accept other employment and engage in consulting activities, while employed by the Company, as long as it does not interfere with his duties as CTE’s Community Affairs Advocate or violate Section 4 of this Agreement.

2.    Compensation.    Executive will be eligible for all currently applicable benefits under the same terms and conditions as are presently available, except as set forth below, through and including July 31, 2006 (the “Termination Date”), whereupon Executive’s employment shall terminate. Executive shall be paid at the same rate and subject to the same withholdings as Executive’s current annual base compensation of Two Hundred and Ninety Thousand Dollars ($290,000.00) until January 31, 2005, regardless of whether he has ceased his duties as Chief Operating Officer and commenced his duties as Community Affairs Advocate prior to that date. Between February 1, 2005 and July 31, 2006, Executive shall be paid Eleven Thousand One Hundred and Eleven Dollars ($11,111.00) per month. Executive shall receive a short-term annual bonus for 2004, payable in February of 2005 of Three Hundred Thousand Dollars ($300,000.00). Executive shall not be eligible for any short-term annual bonus compensation for the years 2005 and 2006, nor shall Executive be entitled to any compensation under the CTE Equity Incentive Plan for 2004, 2005 or 2006. Executive acknowledges that he has participated in the CTE Executive Stock Purchase Plan for 2004, but he shall not be eligible to do so for 2005 or 2006. Executive shall be entitled to the equity awards and company matching contributions, already provided to him under the CTE Equity Incentive Plan and CTE Executive Stock Purchase Plan, which shall vest according to the terms of said plans, except as provided below.

3.    Additional Consideration.    The Company will provide the additional consideration set forth below to the Executive, on the condition that Executive executes, within twenty-one (21) days of the Termination Date, and does not revoke within seven (7) days after such execution, the General Release and Non-Disclosure Agreement appended hereto as Exhibit A:

a)    The Company will pay to Executive a one-time payment of Three Hundred and Eighteen Thousand Dollars ($318,000.00), less applicable withholding taxes and deductions required by law. The payments shall be made within thirty (30) days after the expiration of the revocation period for the execution of the appended General Release and Non-Disclosure Agreement.

b)    Notwithstanding the terms of the CTE Equity Incentive Plan and CTE Executive Stock Purchase Plan, all such equity awards and Company matching contributions, to Executive which have not vested as of the Termination Date shall immediately vest on that date, and be exercisable within ninety (90) days thereafter, or as otherwise provided under the plans.

c)    The payments and agreements set forth in paragraph 3 (a) and (b) above shall also be subject to the Executive’s compliance with the covenants set forth in paragraphs 4, 7, 8, and 11 below. Executive’s failure to comply with such covenants shall entitle the Company to seek reimbursement of payments made subsequent to July 31, 2006, return of restricted stock and restricted stock units that had not vested prior to that date, and to consider void any stock options that had not vested prior to that date.

4.    Non-competition; Non-solicitation.    For thirty (30) months following the date that his successor as Chief Operating Officer commences employment with the Company, Executive agrees that he will not, without the prior written consent of the Chief Executive Officer of the Company, directly or indirectly, whether as a principal, agent, employee, consultant, contractor, advisor, representative, stockholder (other than as a holder of an interest of five percent (5%) or less in the equity of a publicly traded corporation), or in any other capacity:

(a) own, have any interest in, or provide services, advice or assistance to, any business, person or entity which engages directly or indirectly in a business in competition with the Company in any geographical area in which the Company provides services (defined as the Commonwealth Telephone Company franchise territory and all current CTSI markets);

(b) intentionally entice, induce or solicit, or attempt to entice, induce or solicit, any individual or entity having a business relationship with the Company, whether as an employee, consultant, customer or otherwise, to terminate or cease such relationship.

5.    Termination for Cause.    Notwithstanding the provisions of this Agreement and Release, Executive may be terminated prior to July 31, 2006 for cause, in which event all further obligations to Executive shall cease, other than the provision of unpaid salary up to the date of such early termination. Specifically, Executive shall not be entitled to the continuation of employment, compensation and benefits as set forth in paragraph 2 above, nor shall he be entitled to the additional consideration set forth in paragraph 3 above. Nonetheless, the remainder of this Agreement and Release shall continue to be effective and binding upon the parties to this agreement. For purposes of this Agreement and Release, “cause” shall solely be defined as:

(a)    the willful or gross neglect of the Executive’s duties under this Agreement and Release, including the refusal of the Executive to follow the lawful written directives of the Board of Directors or the Chief Executive Officer of the Company;

(b)    the Executive’s felony conviction or conviction of a crime which adversely could effect the reputation of the Company;

(c)    any act of willful or intentional misconduct by the Executive which is materially injurious to the Company, monetarily or otherwise.

6.    Change in Control.    Executive acknowledges that the CTE Equity Incentive Plan and CTE Executive Stock Purchase Plan contain change in control provisions, which provide for immediate vesting of equity awards and Company matching contributions in the event of a change in control. In such event, Executive shall be subject to the same terms and conditions as other executives of the Company, and shall not be entitled to continued employment, compensation or benefits under the terms of this Agreement and Release either with the Seller or the Buyer. Executive shall be entitled in the event of a change in control to the benefits as set forth in the CTE Equity Incentive Plan and CTE Executive Stock Purchase Plan, under such circumstances, as well as any other compensation afforded to other executives of the Company as a result of said change of control. Executive shall also continue to be entitled to the lump sum payment described in paragraph 3(a) above, upon execution of the appended General Release and Non-Disclosure Agreement and the expiration of the revocation period for such Agreement. In the event of a change in control, the Termination Date set forth in paragraph 2 shall become the date the change in control becomes effective.

7.    Confidentiality of Agreement and Release.    Executive and Company acknowledge that the disclosure of this Agreement and Release or any of the terms hereof could prejudice or be detrimental to the other party. Accordingly, Executive and Company agree not to discuss or divulge either the existence or contents of this Agreement and Release to anyone other than those persons or advisors that have a need to know, and further agree to use their best efforts to ensure that none of those individuals will reveal its existence or contents to anyone else (unless the contents of this Agreement and Release are publicly disclosed by the Company as required by law). Executive also agrees that all confidential business information which Executive acquired in Executive’s capacity as an Executive of any of the Releasees (as defined below) may not be disclosed, discussed or utilized by Executive in any manner without the prior written permission of the Company.

8.    Mutual Releases.    In consideration for the payments and other consideration set forth in this Agreement and Release, Executive fully releases, acquits and forever discharges the Company, and all of the Company’s former or current respective directors, officers, administrators, trustees, shareholders, agents, employees, legal representatives, servants, parents, affiliates, subsidiaries, divisions, partnerships, its and their partners, predecessors, insurers, any and all benefit plans, successors and assigns, and each of them (“Releasees”), of and from any and all claims, actions, causes of action, charges, judgments, grievances, obligations, rights, demands, debts, sums of money, wages, employee or other damages, attorney’s fees, costs, losses, liabilities or accountings of whatever nature, whether known or unknown, disclosed or undisclosed, asserted or unasserted, in law or equity, contract or tort or otherwise, including without limitation, any claims arising from violations of any federal, state or local fair employment practices or civil rights law, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, Executive Order 11246, the Family and Medical Leave Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, law or ordinance, any claims pursuant to The Company policies, contracts, or understandings and any claims arising out of his employment by, or resignation from The Company or its predecessors predating the date of execution of this Agreement, and any and all other claims asserted or which could have been asserted in the litigation referenced above, including any claims for counsel fees and costs. Further, Executive intends that this release shall discharge the Company to the maximum extent permitted by law. In addition and in consideration of the obligations and representations made by the Executive in this Agreement and Release, the Company fully releases, acquits and further discharges the Executive and his successors and assigns of and from any and all claims, actions, causes of action, charges, judgments, grievances, obligations, rights, demands, debts, sums of money, wages, employee or other damages, attorney’s fees, costs, losses, liabilities or accountings of whatever nature, whether known or unknown, disclosed or undisclosed, asserted or unasserted, in law or equity, contract or tort or otherwise, arising out of his employment with the Company, including claims for counsel fees and costs. This Agreement does not apply to claims arising after the effective date of this Agreement, except as said claims may relate to any legal action taken against the Executive, individually, by shareholders or other third parties in connection with any acts or failure to act by Executive in performing his duties as an Officer of the Company. The Company agrees to indemnify the Executive and pay all reasonable expenses and legal fees of Executive related to said claims, as provided for in the Company’s By-Laws and to the fullest extent permitted by Pennsylvania law.

9.    No filing.    Executive agrees that he will not file, and that he will not cause to be filed, any complaint or suit with any court, based on events occurring prior to the execution of this Agreement and Release, and that he will waive all rights to compensation, damages or back pay in the event a charge or complaint is filed on his behalf with any administrative agency. Executive further agrees that should any action be taken against the Company by him or on his behalf, the Company shall be entitled to a protective order against or summary judgment dismissing such judicial action, together with attorneys fees and costs incurred in securing such dismissal or judgment. The Company also agrees that it will not file, nor will it cause to be filed, any complaint or suit with any court, based on events related to Executive’s employment with the Company prior to the execution of the Agreement and Release.

10.    Non-admission.    This Agreement and Release shall not in any way be construed as an admission by the Company of any violation of any federal, state or local statute or regulation, or of any duty owed by the Company to Executive or unlawful or wrongful acts whatsoever and that the payments and consideration hereunder are made solely to reach an amicable resolution relating to Executive’s separation from employment.

11.    Non-disparagement.    Executive and Company agree that they shall not make, or cause to be made, any statement or communicate any information (whether oral or written) about the other that is critical, disparaging, false or defamatory.

12.    Employee Acknowledgements.    Executive acknowledges and understands that Executive has been advised to consult with an attorney prior to executing this Agreement and Release. Executive also acknowledges and understands that Executive has the right to consider the terms of this Agreement and Release for twenty-one (21) days, running from the date of Executive’s receipt of this Agreement and Release, before signing this Agreement and Release. Upon the signing of this Agreement and Release by Executive, Executive understands that Executive shall have a period of seven (7) days following Executive’s signing of this Agreement and Release in which Executive may revoke this Agreement and Release. This Agreement and Release shall not become effective or enforceable until this seven (7) day revocation period has expired.

13.    Separability.    If any term or provision of this Agreement and Release, or the application thereof to any person or circumstances will to any extent be invalid or unenforceable, the remainder of this Agreement and Release, or the application of such terms to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term of this Agreement and Release will be valid and enforceable to the fullest extent permitted by law.

14.    Entire Agreement.    This Agreement and Release supersedes any and all prior agreements between the parties. For purposes of this paragraph, the provisions of the

Company’s Equity Incentive Plan shall be incorporated herein by reference as if fully set forth, subject to the provisions of this Agreement and Release. This Agreement and Release constitutes the entire understanding and agreement between the Company and Executive with regard to all matters herein. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing, signed by both parties hereto.

15.    Successors, Binding Agreement.    This Agreement shall inure to the benefit of and be enforceable by the Company, and its successors and assigns, to which Executive expressly hereby consents to such assignment, and to the Executive and his heirs and estate. If the Executive should die while any amount would be payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee or other designee, or, if there is no such designee, to the Executive’s estate.

16.    Dispute Resolution.    Any dispute arising under this Agreement shall be governed by arbitration under the Employment Rules of the American Arbitration Association.

17.    Governing Law.    This Agreement and Release shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania except as preempted by federal law.

18.    Counterparts.    This Agreement and Release may be executed in counterparts, each of which shall be deemed in original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement and Release to be executed on the date set forth below.

Witness:	Commonwealth Telephone Enterprises, Inc.

/s/ Raymond B. Ostroski	By:	/s/ Michael J. Mahoney
Michael J. Mahoney
President and Chief Executive Officer

	Date:	7/20/04

Witness:

/s/ Raymond B. Ostroski	By:	/s/ James DePolo
James DePolo

	Date:	7/15/04

EXHIBIT A

GENERAL RELEASE AND NON-DISCLOSURE AGREEMENT

THIS GENERAL RELEASE AND NON-DISCLOSURE AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into by and between JAMES DEPOLO (hereinafter, the “Executive”, which includes himself and his legal representatives, agents, heirs, executors, administrators, successors and assigns), and COMMONWEALTH TELEPHONE ENTERPRISES, INC. and its former or current directors, officers, administrators, trustees, shareholders, agents, employees, legal representatives, servants, divisions, partnerships, its and their partners, predecessors, insurers, any and all benefit plans, parents, subsidiaries, affiliated corporations, successors and assigns (hereinafter collectively referred to as “The Company), for the following purpose and with reference to the following facts:

WHEREAS, The Executive has been employed as Chief Operating Officer and Community Affairs Advocate with The Company; and

WHEREAS, The Executive’s employment shall be terminated effective July 31, 2006; and

WHEREAS, the parties desire to reach agreement with respect to the terms of Executive’s employment and separation from employment from the Company without any judicial or administrative resolution of them and without any admission with respect to any issues presented or capable of being presented;

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the undersigned agree as follows:

1.    This Agreement shall not in any way be construed as an admission by the Company of any violation of any federal, state or local statute or regulation, or of any duty owed by the Company to Executive or unlawful or wrongful acts whatsoever and that the payments hereunder are made solely to reach an amicable resolution relating to Executive’s separation from employment.

2.    The parties agree to cooperate fully with each other in connection with any steps required to be taken as part of their obligations under this Agreement. In addition, Executive agrees to cooperate with the Company in connection with any administrative or litigation proceedings that may arise in the future, as to matters on which he may have personal knowledge. Such cooperation shall include Executive’s willingness to be interviewed by the Company representatives, and to participate in such proceedings by deposition or testimony. Executive shall be reimbursed for reasonable expenses incurred by reason of such cooperation.

3.    Executive agrees that he will not file, and that he will not cause to be filed, any complaint or suit with any court, based on events occurring prior to the execution of this Agreement and that he will waive all rights to compensation, damages or back pay in the event a charge or complaint is filed on his behalf with any administrative agency. Executive further agrees that should any such action be taken against the Company by him or on his behalf, the Company shall be entitled to a protective order against or summary judgment dismissing such judicial action, together with attorneys fees and costs incurred in securing such dismissal or judgment. The Company also agrees that it will not file or cause to be filed, any complaint or suit with any court, based on events related to Executive’s employment with the Company prior to the execution of this Agreement.

4.    In consideration of the promises set forth in this Agreement, the Company will pay Executive, Three Hundred and Eighteen Thousand Dollars ($318,000.00), less applicable withholding taxes and deductions required by laws. Such payment shall be made as set forth in paragraph 14 below. In addition, notwithstanding the terms of the CTE Equity Incentive Plan and CTE Executive Stock Purchase Plan, all such equity awards and Company matching funds, which are not yet vested as of the Termination Date, shall immediately vest as of that date, and be exercisable within ninety (90) days thereafter, or otherwise provided under the plans.

5.    The parties agree that the consideration described in paragraph 4 will be received by or on behalf of Executive in full and complete settlement of all known or unknown claims,

including, without limitation, damages, reimbursement, costs, attorney’s fees, medical or psychiatric expenses or other compensation allegedly arising from Executive’s separation from employment with the Company. Executive waives all claims to any other benefits or payments whatsoever from the Company arising out of his separation from employment with the Company, except as expressly contained in this Agreement or to the extent such claims are related to vested benefits pursuant to the Company qualified benefit plans.

6.    In consideration for the payments and other consideration set forth in paragraph 4 above, Executive fully releases, acquits and forever discharges the Company, and all of the Company’s former or current respective directors, officers, administrators, trustees, shareholders, agents, employees, legal representatives, servants, parents, affiliates, subsidiaries, divisions, partnerships, its and their partners, predecessors, insurers, any and all benefit plans, successors and assigns, and each of them (“Releasees”), of and from any and all claims, actions, causes of action, charges, judgments, grievances, obligations, rights, demands, debts, sums of money, wages, employee or other damages, attorney’s fees, costs, losses, liabilities or accountings of whatever nature, whether known or unknown, disclosed or undisclosed, asserted or unasserted, in law or equity, contract or tort or otherwise, including without limitation, any claims arising from violations of any federal, state or local fair employment practices or civil rights law, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, Executive Order 11246, the Family and Medical Leave Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Law, law or ordinance, any claims pursuant to The Company policies, contracts, or understandings and any claims arising out of his employment by, or resignation from The Company or its predecessors predating the date of execution of this Agreement, and any and all other claims asserted or which could have been asserted in the litigation referenced above, including any claims for counsel fees and costs. Further, Executive intends that this release shall discharge the Company to the maximum extent permitted by law. In addition and in consideration of the obligations and representations made by the Executive in this Agreement and Release, the Company fully releases, acquits and further discharges the Executive and his successors and assigns of and from any and all claims, actions, causes of action, charges, judgments, grievances, obligations, rights, demands, debts, sums of money, wages, employee or other damages, attorney’s fees, costs, losses, liabilities or accountings of whatever nature, whether known or unknown, disclosed or undisclosed, asserted or unasserted, in law or equity, contract or tort or otherwise, arising out of his employment with the Company, including claims for counsel fees and costs. This Agreement does not apply to claims arising after the effective date of this Agreement, except as said claims may relate to any legal action taken against the Executive, individually, by shareholders or other third parties in connection with any acts or failure to act by Executive in performing his duties as an Officer of the Company. The Company agrees to indemnify the Executive and pay all reasonable expenses and legal fees of Executive related to said claims, as provided for in the Company’s By-Laws and to the fullest extent permitted by Pennsylvania law.

7.    Executive hereby acknowledges that he has returned to the Company, all Company property, including without limitation, mailing lists, emails, reports, files, memoranda, records, computer hardware, software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which he received or prepared or helped prepare in connection with his employment with the Company, and that he has not retained any copies, duplicates, reproductions or excerpts thereof.

8.    Executive agrees that in the course of his employment with the Company, he may have had access to and acquired Confidential Information. The term “Confidential Information” as used in this Agreement means (a) confidential information of the Company, including without limitation, information received from third parties under confidential conditions, and (b) other technical, business or financial information or trade secrets or proprietary information (including, but not limited to, account records, confidential plans for the creation or disposition of products, product development plans, marketing strategies and financial data and plans), the use or disclosure of which would be contrary to the interests of the Company, its affiliates or related companies. Executive understands and agrees that such Confidential Information was disclosed to him in confidence and for the use of only the Company. Executive understands and agrees that (i) he will keep such Confidential Information confidential at all times after his employment with the Company, and (ii) he will not make use of Confidential Information on his own behalf, or on behalf of any third party, unless required to do so under compulsion of law.

9.    Executive and Company agree that they shall not make, or cause to be made, any statement or communicate any information (whether oral or written) about the other that is critical, negative, disparaging, false or defamatory.

10.    The Executive and Company agree that the terms, amount and underlying facts of the settlement reflected in this Agreement, and the existence of a potential claim or of this Agreement, shall be held strictly confidential. They further agree that they shall not describe, characterize or disclose any such information in any manner whatsoever, directly or indirectly, orally or in writing to anyone not a party to this settlement agreement, except to the extent required by law or to say “the matter has been resolved” if asked, excluding those persons or advisors who have a need to know. Both parties shall secure the agreement of such individuals to maintain the confidentiality of this Agreement prior to disclosure. Both parties further understand that disclosure of this Agreement and/or the terms and conditions herein by him or them, or by anyone acting on their behalf, shall be deemed a breach of this Agreement. The Executive and the Company have the right to seek any and all legal or equitable remedies to which they are entitled by reason of a breach of this paragraph. The above conditions shall not apply to any of the contents of this Agreement which the Company may have to publicly disclose as required by law.

11.    Executive acknowledges that he remains bound by and subject to the non-competition and non-solicitation provisions of the Agreement and Release between the parties, executed on 7/20/04, which are incorporated herein by reference as if fully set forth.

12.    The Executive and the Company shall be entitled to have the provisions of paragraphs 7, 8, 9, 10 and 11 (as may be applicable) specifically enforced through injunctive relief, without having to prove the adequacy of the available remedies at law, and without being required to post bond or security, it being acknowledged and agreed that such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

13.    Each side shall be responsible for its own attorney’s fees and costs.

14.    Executive represents that he has had the time and opportunity to discuss, and has discussed, all aspects of this Agreement thoroughly with his counsel, that he has been informed by the Company that he shall have, and that he has in fact had, at least twenty-one (21) days to consider the terms and conditions of this Agreement, and that thereafter and in accordance with the Older Worker Benefit Protection Act, he will have an additional seven (7) day period following his execution of the Agreement to revoke the Agreement. The payment of the consideration set forth in paragraph 5 shall be payable within thirty (30) days following the Company’s receipt of a fully executed copy of this Agreement, but in no event before the expiration of the seven (7) day revocation period and except as otherwise set forth herein. Executive further represents that he understands all of the provisions herein, and that he is entering into this Agreement knowingly and voluntarily. Executive acknowledges he has no physical or mental impairment of any kind which has interfered with his ability to read and understand the meaning of this Agreement or of its terms. He further represents that in executing this Agreement, he does not rely on inducements, promises or representations made by anyone other than those embodied herein. The Agreement shall not be effective until after the conclusion of the revocation period set forth above.

15.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except as preempted by federal law. Should any provision of this Agreement be declared or determined by any Court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this General Release and Non-Disclosure Agreement.

16.    All parties understand and agree that the terms set out in this Agreement, including, but not limited to, the confidentiality, cooperation and non-disparagement provisions, shall survive the signing of this Agreement and the payment of the various sums specified in this Agreement.

17.    The Executive represents that in signing this Agreement, he has not relied upon any representation or statement not set forth herein. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by all parties.

18.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this General Release and Non-Disclosure Agreement on the date set forth below.

Witness:	Commonwealth Telephone Enterprises, Inc.

By:
Michael J. Mahoney President and Chief Executive Officer

Date:
Witness:

By:
James DePolo

Date: